Exhibit 99.1

Investor Relations Contact:
Shanye Hudson, (510) 661-1714
shanye.hudson@seagate.com

Media Contact:
Gregory Belloni, (415) 235-9092
gregory.belloni@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL THIRD QUARTER 2021 FINANCIAL RESULTS
–Revenue of $2.73 billion
–GAAP operating margin of 14.1%; non-GAAP operating margin of 15.4%
–GAAP diluted earnings per share (EPS) of $1.39; non-GAAP diluted EPS of $1.48
–Generated $378 million in cash flow from operations and $274 million in free cash flow
–Returned $912 million to shareholders through dividends and the repurchase of 11.3 million ordinary shares
–Declared cash dividend of $0.67 per share

FREMONT, CA - April 22, 2021 - Seagate Technology plc (NASDAQ: STX) (the “Company” or “Seagate”), a world leader in data storage infrastructure solutions, today reported financial results for its fiscal third quarter ended April 2, 2021.

"Seagate delivered another quarter of strong financial performance driven by ongoing operational execution and record sales of our high capacity nearline drives. We grew revenue, expanded profitability and achieved non-GAAP EPS above our guided range. Our March quarter results underscore the strength of our HDD product portfolio and increasing demand for mass capacity storage," said Dave Mosley, Seagate’s chief executive officer.

"These trends lend further support to our June outlook, including an anticipated return to solid year-over-year revenue growth in the June quarter and enhanced profitability. As the datasphere continues to grow in scale and complexity, our innovative technology, flexible product roadmap and mass data expertise make us well positioned to capture significant opportunities in our core HDD business and address customers’ emerging needs to move, secure and store data across a more distributed enterprise."

Quarterly Financial Results

	GAAP		Non-GAAP
	FQ3 2021	FQ3 2020	FQ3 2021	FQ3 2020
Revenue ($M)	$2,731	$2,718	$2,731	$2,718
Gross Margin	27.1%	27.4%	27.4%	28.0%
Operating Margin	14.1%	13.8%	15.4%	15.5%
Net Income ($M)	$329	$320	$350	$363
Diluted Earnings Per Share	$1.39	$1.22	$1.48	$1.38

The Company generated $378 million in cash flow from operations and $274 million in free cash flow during the fiscal third quarter 2021. Seagate maintained a healthy balance sheet and during the fiscal third quarter 2021, the Company paid cash dividends of $161 million and repurchased 11.3 million ordinary shares for $751 million. Cash and cash equivalents totaled $1.2 billion at the end of the quarter. There were 230 million ordinary shares issued and outstanding as of the end of the quarter.
For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investor Relations website at investors.seagate.com.

Quarterly Cash Dividend
The Board of Directors of the Company (the “Board”) declared a quarterly cash dividend of $0.67 per share, which will be payable by the Company on July 7, 2021 to shareholders of record as of the close of business on May 12, 2021 (“the record date”). The record date has been set to occur before the Irish High Court (“Irish Court”) hearing that we expect to be held on or around May 18, 2021, subject to the Irish Court’s availability, to approve the Scheme of Arrangement that Seagate shareholders approved on April 14, 2021. The Scheme of Arrangement is part of the proposed transaction described in the proxy statement filed with the U.S. Securities and Exchange Commission on March 3, 2021. Assuming the Scheme of Arrangement is approved by the Irish Court and consummated, the proposed transaction is intended to create additional distributable reserves in the new group parent company, Seagate Technology Holdings plc, which are required under Irish law for shareholder distributions such as dividends or share repurchases.
The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements, distributable reserves, and other factors deemed relevant by the Board.

Business Outlook
The business outlook for the fiscal fourth quarter 2021 is based on our current assumptions and expectations; actual results may differ materially, as a result of, among other things, the important factors discussed in the Cautionary Note Regarding Forward-Looking Statements section of this release.

The Company is providing the following guidance for its fiscal fourth quarter 2021:
•Revenue of $2.85 billion, plus or minus $150 million
•Non-GAAP diluted EPS of $1.60, plus or minus $0.15

Guidance regarding non-GAAP diluted EPS excludes known charges related to amortization of acquired intangible assets of $0.02 per share and estimated share-based compensation expenses of $0.14 per share.

We have not reconciled our non-GAAP diluted EPS guidance for fiscal fourth quarter 2021 to the most directly comparable GAAP measure because material items that may impact these measures are out of our control and/or cannot be reasonably predicted, including, but not limited to, accelerated depreciation, impairment and other charges related to cost saving efforts, restructuring charges, strategic investment losses or impairment recognized, income tax adjustments on these measures, and other charges or benefits that may arise. The amounts of these measures are not currently available, but may be material to future results. A reconciliation of the non-GAAP diluted EPS guidance for fiscal fourth quarter 2021 to the corresponding GAAP measures is not available without unreasonable effort. A reconciliation of our historical non-GAAP financial measures to their nearest GAAP equivalent is contained in this release.

Investor Communications
Seagate management will hold a public webcast today at 1:30 p.m. Pacific / 4:30 p.m. Eastern that can be accessed on its Investor Relations website at investors.seagate.com.

An archived audio webcast of this event will be available on Seagate’s Investor Relations website at investors.seagate.com shortly following the event conclusion.

About Seagate
Seagate Technology crafts the datasphere, helping to maximize humanity’s potential by innovating world-class, precision-engineered data storage and management solutions with a focus on sustainable partnerships. A global technology leader for more than 40 years, the company has shipped over three billion terabytes of data capacity. Learn more about Seagate by visiting www.seagate.com or following us on Twitter, Facebook, LinkedIn, YouTube, and subscribing to our blog.

© 2021 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the Company’s plans, strategies and prospects, financial outlook for future periods, including the fiscal fourth quarter 2021, expectations regarding the Company’s products, our ability to ramp production, storage industry trends and market demand, shifts in technology, the Company’s ability to meet market and industry expectations and the effects of these future trends, the possible effects of the economic conditions worldwide resulting from the COVID-19 pandemic, our plans and expectations regarding our corporate reorganization, and expectations on the Company’s business as well as dividend issuance plans for the fiscal quarter ending July 2, 2021 and beyond. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” "will continue," "can," "could" or the negative of these words, variations of these words and comparable terminology. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended July 3, 2020 filed with the U.S. Securities and Exchange Commission on August 7, 2020. Additional information will also be set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended April 2, 2021. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

The inclusion of Seagate’s website addresses in this press release are provided for convenience only. The information contained in, or that can be accessed through, Seagate’s websites and social media channels are not part of this press release.

SEAGATE TECHNOLOGY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	April 2, 2021	July 3, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,212	$1,722
Accounts receivable, net	978	1,115
Inventories	1,281	1,142
Other current assets	221	135
Total current assets	3,692	4,114
Property, equipment and leasehold improvements, net	2,215	2,129
Goodwill	1,237	1,237
Other intangible assets, net	35	58
Deferred income taxes	1,118	1,120
Other assets, net	307	272
Total Assets	$8,604	$8,930
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,861	$1,808
Accrued employee compensation	178	224
Accrued warranty	60	69
Current portion of long-term debt	245	19
Accrued expenses	649	602
Total current liabilities	2,993	2,722
Long-term accrued warranty	74	82
Other non-current liabilities	156	183
Long-term debt	4,897	4,156
Total Liabilities	8,120	7,143

Total Equity	484	1,787
Total Liabilities and Equity	$8,604	$8,930

SEAGATE TECHNOLOGY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	April 2, 2021	April 3, 2020	April 2, 2021	April 3, 2020
Revenue	$2,731	$2,718	$7,668	$7,992

Cost of revenue	1,991	1,972	5,636	5,817
Product development	227	246	671	751
Marketing and administrative	126	119	366	361
Amortization of intangibles	3	3	9	11
Restructuring and other, net	(2)	2	1	19
Total operating expenses	2,345	2,342	6,683	6,959

Income from operations	386	376	985	1,033

Interest income	1	4	2	19
Interest expense	(59)	(49)	(161)	(152)
Other, net	11	7	25	(28)
Other expense, net	(47)	(38)	(134)	(161)

Income before income taxes	339	338	851	872
Provision for income taxes	10	18	19	34
Net income	$329	$320	$832	$838

Net income per share:
Basic	$1.41	$1.23	$3.38	$3.19
Diluted	1.39	1.22	3.34	3.15
Number of shares used in per share calculations:
Basic	233	261	246	263
Diluted	237	263	249	266

Cash dividends declared per ordinary share	$0.67	$0.65	$1.99	$1.93

SEAGATE TECHNOLOGY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	For the Nine Months Ended
	April 2, 2021	April 3, 2020
OPERATING ACTIVITIES
Net income	$832	$838
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	294	279
Share-based compensation	87	80
Deferred income taxes	(7)	3
Other non-cash operating activities, net	(8)	55
Changes in operating assets and liabilities:
Accounts receivable, net	138	(172)
Inventories	(141)	(126)
Accounts payable	60	424
Accrued employee compensation	(46)	(14)
Accrued expenses, income taxes and warranty	—	(18)
Other assets and liabilities	(61)	(23)
Net cash provided by operating activities	1,148	1,326
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(374)	(471)
Proceeds from sale of investments	11	—
Proceeds from the sale of assets	4	1
Purchases of investments	(4)	(57)
Maturities of short-term investments	3	—
Net cash used in investing activities	(360)	(527)
FINANCING ACTIVITIES
Redemption and repurchase of debt	(27)	(685)
Dividends to shareholders	(495)	(505)
Repurchases of ordinary shares	(1,819)	(795)
Taxes paid related to net share settlement of equity awards	(33)	(39)
Proceeds from issuance of long-term debt	1,000	498
Proceeds from issuance of ordinary shares under employee share plans	95	100
Other financing activities, net	(19)	(2)
Net cash used in financing activities	(1,298)	(1,428)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	—	(8)
Decrease in cash, cash equivalents and restricted cash	(510)	(637)
Cash, cash equivalents and restricted cash at the beginning of the period	1,724	2,251
Cash, cash equivalents and restricted cash at the end of the period	$1,214	$1,614

Use of non-GAAP financial information

The Company uses non-GAAP measures of adjusted revenue, gross profit, gross margin, operating expenses, income from operations, operating margin, net income, diluted EPS, and free cash flow, which are adjusted from results based on GAAP to exclude certain benefits, expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain benefits, expenses, gains and losses that it believes are not indicative of its core operating results and because it is similar to the approach used in connection with the financial models and estimates published by financial analysts who follow the Company. Free cash flow does not reflect all of the Company’s expenses and non-cash items, and does not reflect the Company’s uses of cash in financing and investing activities.

These non-GAAP results are some of the measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute or replacement for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts and gross margin)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	April 2, 2021	April 3, 2020	April 2, 2021	April 3, 2020
GAAP Gross Profit	$740	$746	$2,032	$2,175
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	—	2	—
Amortization of acquired intangible assets	1	9	11	29
Share-based compensation	8	7	22	20
Non-GAAP Gross Profit	$749	$762	$2,067	$2,224

GAAP Gross Margin	27.1%	27.4%	26.5%	27.2%
Non-GAAP Gross Margin	27.4%	28.0%	27.0%	27.8%

GAAP Operating Expenses	$354	$370	$1,047	$1,142
Amortization of acquired intangible assets	(3)	(3)	(9)	(9)
Restructuring and other, net	2	(2)	(1)	(19)
Share-based compensation	(21)	(20)	(65)	(60)
Other charges	(3)	(5)	(4)	(5)
Non-GAAP Operating Expenses	$329	$340	$968	$1,049

GAAP Income From Operations	$386	$376	$985	$1,033
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	—	2	—
Amortization of acquired intangible assets	4	12	20	38
Restructuring and other, net	(2)	2	1	19
Share-based compensation	29	27	87	80
Other charges	3	5	4	5
Non-GAAP Income From Operations	$420	$422	$1,099	$1,175

GAAP Operating Margin	14.1%	13.8%	12.8%	12.9%
Non-GAAP Operating Margin	15.4%	15.5%	14.3%	14.7%

GAAP Net Income	$329	$320	$832	$838
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	—	2	—
Amortization of acquired intangible assets	4	12	20	38
Restructuring and other, net	(2)	2	1	19
Losses and costs recognized on the modification or early redemption and repurchase of debt	—	—	2	30
Strategic investment (gains) losses recognized	(13)	—	(37)	1
Share-based compensation	29	27	87	80
Other charges	3	4	18	4
Income tax adjustments	—	(2)	(10)	(10)
Non-GAAP Net Income	$350	$363	$915	$1,000

SEAGATE TECHNOLOGY PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts and gross margin)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	April 2, 2021	April 3, 2020	April 2, 2021	April 3, 2020
Shares used in diluted net income per share calculation	237	263	249	266
GAAP Diluted Net Income Per Share	$1.39	$1.22	$3.34	$3.15
Non-GAAP Diluted Net Income Per Share	1.48	1.38	3.67	3.76

GAAP Net Cash Provided by Operating Activities	$378	$390	$1,148	$1,326
Acquisition of property, equipment and leasehold improvements	104	130	374	471
Free Cash Flow	$274	$260	$774	$855

The Company’s Non-GAAP measures are adjusted for the following items:

Accelerated depreciation, impairment and other charges related to cost saving efforts
These expenses are excluded in the non-GAAP measures due to the inconsistency in amount and frequency and are excluded to facilitate a more meaningful evaluation of the Company’s current operating performance and comparison to its past periods’ operating performance.

Amortization of acquired intangible assets
The Company records expense from amortization of intangible assets that were acquired in connection with its business combinations over their estimated useful lives. Such charges are inconsistent in size and are significantly impacted by the timing and magnitude of the Company’s acquisitions. Consequently, these expenses are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.

Share-based compensation
These expenses consist primarily of expenses for employee share-based compensation. Given the variety of equity awards used by companies, the varying methodologies for determining share-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding share-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the Company’s peers, a majority of whom also exclude share-based compensation expense from their non-GAAP results.

Restructuring and other, net
Restructuring and other, net are costs associated with restructuring plans that are primarily related to costs associated with reduction in the Company’s workforce, exiting certain facilities and other related costs. These also exclude charges or gains from sale of properties. These costs or benefits do not reflect the Company’s ongoing operating performance and consequently are excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.

Losses and costs recognized on the modification or early redemption and repurchase of debt
From time to time, the Company incurs losses and fees from the early redemption and repurchase of certain long-term debt instruments. The losses represent the difference between the reacquisition costs and the par value of the debt extinguished. Other fees include any new fees associated with a modification and the write-off of any unamortized debt issuance costs associated with an extinguishment of debt. The amount of these charges may be inconsistent in size and varies depending on the timing of the repurchase of debt and consequently is excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.

Strategic investment (gains) losses recognized
From time to time, the Company incurs losses or gains from strategic investments accounted for under the equity method of accounting or records downward or upward adjustments on cost basis investments if an impairment or observable price adjustment is recognized in the current period that are not considered as part of its ongoing operating performance. The resulting expense or gain is inconsistent in amount and frequency and consequently is excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.

Other charges
The other charges primarily include write-offs related to an internal reorganization and IT transformation costs. These charges are inconsistent in amount and frequency and are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.

Income tax adjustments
Provision or benefit for income taxes represents the tax effects of non-GAAP adjustments determined using a hybrid with and without method and effective tax rate for the applicable adjustment and jurisdiction.

Free cash flow
Free cash flow is a non-GAAP measure defined as net cash provided by operating activities less acquisition of property, equipment and leasehold improvements. This non-GAAP financial measure is used by management to assess the Company's sources of liquidity, capital structure and operating performance.